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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in i) the Registration Statement (Form S-8 No. 333-64331) pertaining to the 1998 Stock Option Plan of EXCO Resources, Inc. and ii) the Registration Statement (Form S-2A on Form S-3 No. 333-49135 and Form S-3 No. 333-70342) pertaining to the Resale of Securities of our report dated February 8, 2002, with respect to the statement of operating revenues and direct operating expenses of the PrimeWest Properties acquired by Addison Energy Inc. included in the Current Report on Form 8-K/A dated December 18, 2001.

                                       /s/ ERNST & YOUNG, LLP

Dallas, Texas
February 13, 2002